EXHIBIT 99

             AGREEMENT FOR JOINT FILING OF SCHEDULE 13G


     The undersigned hereby agree that the Schedule 13G being filed with the Securities and Exchange Commission to report their beneficial ownership of more than 5% of the common shares of InterCounty Bancshares, Inc., an Ohio corporation, shall be, and is, filed on behalf of each of the undersigned.



                                     THE NATIONAL BANK AND TRUST COMPANY

February 11, 1998                    By  /s/ Charles L. Dehner
-----------------                        ---------------------
Date                                     Charles L. Dehner
                                         Executive Vice-President


                                     INTERCOUNTY BANCSHARES, INC.,
                                       EMPLOYEE STOCK OWNERSHIP PLAN

February 11, 1998                    By  The National Bank and Trust
-----------------                         Company, Trustee
Date
                                     By  /s/ Charles L. Dehner
                                         ---------------------
                                         Charles L. Dehner
                                         Executive Vice-President